Discussion and Reconciliation of Non-GAAP Measures

Supplemental Operational Measures

We provide a supplemental discussion of our business solutions operations that is calculated by combining our Mobility and Business Wireline operating units, and then adjusting to remove non-business operations. The following table presents a reconciliation of our supplemental Business Solutions results.

Supplemental Operational Measure
	Second Quarter
	June 30, 2021				June 30, 2020
	Mobility	Business Wireline	Adjustments[1]	Business Solutions	Mobility	Business Wireline	Adjustments[1]	Business Solutions
Operating Revenues
Wireless service	$14,346	$—	$(12,321)	$2,025	$13,669	$—	$(11,784)	$1,885
Wireline service	—	5,860	—	5,860	—	6,101	—	6,101
Wireless equipment	4,590	—	(3,809)	781	3,480	—	(2,895)	585
Wireline equipment	—	192	—	192	—	204	—	204
Total Operating Revenues	18,936	6,052	(16,130)	8,858	17,149	6,305	(14,679)	8,775

Operating Expenses
Operations and support	10,911	3,709	(8,957)	5,663	9,332	3,714	(7,686)	5,360
EBITDA	8,025	2,343	(7,173)	3,195	7,817	2,591	(6,993)	3,415
Depreciation and amortization	2,023	1,293	(1,678)	1,638	2,012	1,301	(1,692)	1,621
Total Operating Expenses	12,934	5,002	(10,635)	7,301	11,344	5,015	(9,378)	6,981
Operating Income	6,002	1,050	(5,495)	1,557	5,805	1,290	(5,301)	1,794
Equity in Net Income (Loss) of Affiliates	—	—	—	—	—	—	—	—
Operating Contribution	$6,002	$1,050	$(5,495)	$1,557	$5,805	$1,290	$(5,301)	$1,794
[1]Non-business wireless reported in the Communication segment under the Mobility business unit.
Results have been recast to conform to the current period's classification.

Supplemental Operational Measure
	Six-Month Period
	June 30, 2021				June 30, 2020
	Mobility	Business Wireline	Adjustments[1]	Business Solutions	Mobility	Business Wireline	Adjustments[1]	Business Solutions
Operating Revenues
Wireless service	$28,394	$—	$(24,400)	$3,994	$27,637	$—	$(23,803)	$3,834
Wireline service	—	11,732	—	11,732	—	12,192	—	12,192
Wireless equipment	9,576	—	(8,005)	1,571	6,914	—	(5,619)	1,295
Wireline equipment	—	366	—	366	—	379	—	379
Total Operating Revenues	37,970	12,098	(32,405)	17,663	34,551	12,571	(29,422)	17,700

Operating Expenses
Operations and support	21,929	7,419	(18,136)	11,212	18,901	7,601	(15,496)	11,006
EBITDA	16,041	4,679	(14,269)	6,451	15,650	4,970	(13,926)	6,694
Depreciation and amortization	4,037	2,571	(3,356)	3,252	4,057	2,587	(3,414)	3,230
Total Operating Expenses	25,966	9,990	(21,492)	14,464	22,958	10,188	(18,910)	14,236
Operating Income	12,004	2,108	(10,913)	3,199	11,593	2,383	(10,512)	3,464
Equity in Net Income (Loss) of Affiliates	—	—	—	—	—	—	—	—
Operating Contribution	$12,004	$2,108	$(10,913)	$3,199	$11,593	$2,383	$(10,512)	$3,464
[1]Non-business wireless reported in the Communication segment under the Mobility business unit.
Results have been recast to conform to the current period's classification.